Exhibit 24.1
                                POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints W. Alan McCollough, Michael E. Foss, Philip J. Dunn, W. Stephen Cannon and Alice G. Givens his or her attorneys-in-fact, each with full power to act without the other, to execute on his or her behalf, individually and in his or her capacity as an officer and/or director of Circuit City Stores, Inc. (the "Company"), and to file any documents referred to below relating to the registration of shares of the Company's common stock, par value $0.50 per share, and an equal number of rights to purchase the Company's preferred shares, Series E, par value $20.00 per share, that may be issued under any of the

(A) Circuit City Stores, Inc. 2003 Stock Incentive Plan,

(B) Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan,

(C) Amended and Restated 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan or

(D) InterTAN, Inc. Amended and Restated 1996 Stock Option Plan;

such documents being: (i) one or more registration statements on Form S-8 to be filed with the Securities and Exchange Commission; (ii) such statements with, and/or applications to, the regulatory authorities of any state in the United States, or province or territory in Canada, as may be necessary to permit such shares and rights to be offered in such states, provinces or territories; (iii) any and all other documents required to be filed with respect thereto with any regulatory authority; and (iv) any and all amendments (post-effective and pre-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

     Each of the undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself or she herself might do.

     IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 15th day of June, 2004



/s/ Ronald M. Brill
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Ronald M. Brill

/s/ Carolyn H. Byrd
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Carolyn H. Byrd

/s/ Philip J. Dunn
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Philip J. Dunn

/s/ Barbara S. Feigin
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Barbara S. Feigin


/s/ Michael E. Foss
--------------------------------------------
Michael E. Foss

/s/ E. V. Goings
--------------------------------------------
E. V. Goings

/s/ James F. Hardymon
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James F. Hardymon

/s/ Alan Kane
--------------------------------------------
Alan Kane

/s/ Allen B. King
--------------------------------------------
Allen B. King

/s/ W. Alan McCollough
--------------------------------------------
W. Alan McCollough

/s/ Mikael Salovaara
-------------------------------------------
Mikael Salovaara


/s/ J. Patrick Spainhour
--------------------------------------------
J. Patrick Spainhour

/s/ Carolyn Y. Woo
--------------------------------------------
Carolyn Y. Woo